                                                                     EXHIBIT 11

              ATALANTA/SOSNOFF CAPITAL CORPORATION AND SUBSIDIARIES

                       COMPUTATIONS OF EARNINGS PER SHARE

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                        1998            1997              1996
                                                                   -------------   --------------    --------------
Earnings-
    Net income                                                     $   7,783,518   $    9,849,373    $    8,801,916
                                                                   =============   ==============    ==============

Basic earnings per share:
    Shares - weighted average number of common                         9,571,711        9,037,469         8,812,401
       shares outstanding

Basic earnings per share:                                          $         .81    $        1.09    $         1.00
                                                                   =============    =============    ==============

Dilutive earnings per share:
    Common stock equivalents - options                                    10,926           50,936            30,350
                                                                   -------------   --------------    --------------

Shares - weighted average number of common shares
    and common equivalent shares outstanding                           9,582,637        9,088,405         8,842,751
                                                                   =============   ==============    ==============


Dilutive earnings per share:                                       $         .81   $         1.08    $         1.00
                                                                   =============   ==============    ==============

Antidilutive shares as of December 31                                    150,000               -             35,000
                                                                   =============   ==============    ==============


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